FORM 8-K
                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549




                                    CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                            SECURITIES EXCHANGE ACT OF 1934




                           Date of Report - June 27, 2003

                   Date of earliest event reported - June 26, 2003



                        THE MAY DEPARTMENT STORES COMPANY
               (Exact name of Registrant as specified in its charter)

             Delaware                   I-79               43-1104396
          (State or other           (Commission         (IRS Employer
          jurisdiction of           File Number)        Identification No.)
          incorporation)



            611 Olive Street, St. Louis, Missouri               63101
          (Address of principal executive offices)           (Zip code)


                Registrant's telephone number, including area code:
                                 (314) 342-6300











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Item 5.   Other Events.

     On June 26, 2003, Standard & Poor's informed Registrant that it lowered its rating on Registrant's corporate credit and senior unsecured debt from A to BBB+ and short-term debt from A-1 to A-2.
A security rating is not a recommendation to purchase, sell or hold securities inasmuch as it does not comment as to market price or suitability for a particular investor. Credit ratings may be subject to revision, suspension or withdrawal at any time by the assigning rating organization; and each rating should be evaluated independently of any other rating.

Based on information from Standard & Poor's:

An obligation rated BBB exhibits adequate protection parameters.
However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

- The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

A short-term obligation rated A-2 is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.



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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              THE MAY DEPARTMENT STORES COMPANY


Dated: June 27, 2003          By:    /s/ Richard A. Brickson
                                         Richard A. Brickson
                                         Secretary and Senior Counsel














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